 Exhibit 99.1

 AngioDynamics   Fourth Quarter 2019 Earnings PresentationJuly 10, 2019

 Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this presentation, AngioDynamics has reported adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted net income; adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.  Forward-Looking Statements

 Fourth Quarter 2019 Highlights  Financial Performance  Revenue of $96.3 million (+9.0%), compared to $88.3 million a year ago. Organic revenue (excluding RadiaDyne and BioSentry) was $93.0 million (+5.2%).Gross Margin of 53.6%, flat year over year. Adjusted EPS of $0.25, compared to $0.20 a year ago.Adjusted EBITDAS of $17.6 million, compared to $15.6 million a year ago.Cash provided by operations of $25.0 million; free cash flow of $24.2 million.  Corporate Developments  Closed the sale of the NAMIC Fluid Management business on May 31, 2019.Received FDA approval to begin our DIRECT NanoKnife study for Stage III pancreatic cancer with a Category B IDE and enrolled the first patient.Received FDA approval for a safety study for the use of NanoKnife to treat prostate cancer. Discontinued supply agreement to distribute Asclera. Paid down all existing outstanding debt and entered into a new revolver-only credit facility of $125.0 million on June 3, 2019.  Vascular Interventions and Therapies  Fluid Management: 13%AngioVac®: 21% Core Peripheral: 7%Venous Insufficiency: (12%)  Vascular Access  Midlines: 14%PICCs: (3%)Ports: 4%Dialysis: 13%  Oncology  NanoKnife®: (12%)Solero® Microwave: 10%RadioFrequency Ablation: (1%)  Select Product Family Year-over-Year Sales Growth

Sale of Fluid Management

Use of Proceeds

$ in thousands	
Cash Consideration	$169,242
Less: Transaction Costs	4,030
Less: Working Capital Adjustment	612
Net Proceeds	$164,600
Cash Prior to Close	63,041
Cash as of May 31, 2019	$227,641
Paydown Credit Facility:	
Term Loan A	$87,500
Revolving Credit Facility	45,000
Net Cash After Debt Pay Down	$94,141

- On June 3, 2019, the Company used a portion of the net proceeds to pay down $132.5 million of outstanding debt.
- Additionally, on June 3, 2019, the Company entered into a new revolving credit facility with $125.0 million capacity.
- As of July 9, 2019, the Company had no debt outstanding and approximately $85.0 of cash and cash equivalents.

US GAAP Gain

$ in thousands	
Proceeds Received	$169,242
Less: Working Capital Adjustment	612
Net Proceeds Received	$168,630
Less Fluid Management Assets:	
Inventories	$11,029
Property, Plant and Equipment	16,624
Intangible Assets, net	15,047
Goodwill	75,308
Total Fluid Management Assets	$118,008
Less: Transaction Costs	4,030
Gain on Sale Before Taxes	$46,592

- Gain calculated by taking the book value of the NAMIC Fluid Management assets and the fair value of the transaction costs and subtracting costs from the gross proceeds received.
- Goodwill allocated based on fair value of the NAMIC Fluid Management business (cash consideration) compared to the fair value of the total Company.

Tax Impact

$ in thousands	
Cash Consideration	$169,242
Less: Transaction Costs	4,030
Less: Working Capital Adjustment	612
Less: Tax Basis in Assets	85,148
Gain Before NOLs	$79,452
NOLs Utilized	(79,452)
Taxable Gain	$0.0
Tax Rate	23%
Taxes to be Paid	$600
NOLs Available Pre-FM	$158,432
NOLs Utilized	79,452
Remaining NOL's	$78,980

- No Federal taxes paid as a result of the transaction due to the use of NOLs noted above. State taxes of approximately $600k to be paid on the gain.
- The Company fully anticipates utilizing all remaining NOLs.

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angiodynamics

 Fourth Quarter FY 2019 Results (unaudited)  $ in thousands (except per share data)  FY2019 Q4 ResultsActual  FY2018Q4 ResultsActual   Change    FY2019 Q4 ResultsPro Forma  FY2018 Q4 ResultsPro Forma  Change  Revenue- Vascular Interventions and Therapies- Vascular Access- Oncology - United States- International  $96,30056,20624,82615,26873,42322,877  $88,31752,58323,66912,06570,30718,080  9.0%6.9%4.9%26.5%4.4%27.0%    $71,18231,08824,82615,26855,78015,402  $66,19330,45923,66912,06554,09612,097  7.5%2.1%4.9%26.5%3.1%27.3%  Net IncomeAdjusted Net Income  $58,873$9,591  $2,102$7,674      $2,753$2,796  ($2,483)$2,516    GAAP Earnings Per ShareNon-GAAP Adjusted EPS  $1.54$0.25   $0.06$0.20      $0.07$0.07  ($0.07)$0.07    Gross Margin  53.6%  53.7%      58.1%  58.3%    Adjusted EBITDAS  $17,592  $15,557      $8,537  $7,902    Free Cash Flow  $24,197  $23,027      $24,197  $23,027    Cash  $227,641  $74,096      $227,641  $74,096    Debt  $132,500  $92,500      $132,500  $92,500

 FY 2019 Results (unaudited)  $ in thousands (except per share data)  FY2019 ResultsActual  FY2018 ResultsActual  Change    FY2019 ResultsPro Forma  FY2018 ResultsPro Forma  Change  Revenue- Vascular Interventions and Therapies- Vascular Access- Oncology - United States- International  $359,484208,75194,73056,003281,30378,181  $344,285202,33492,76049,191273,32770,958  4.4%3.2%2.1%13.8%2.9%10.2%    $270,634119,90194,73056,003216,95753,677  $261,655119,70492,76049,191213,72747,928  3.4%0.2%2.1%13.8%1.5%12.0%  Net IncomeAdjusted Net Income  $61,340$31,750  $16,335$27,601      ($11,146)$8,243  ($6,227)$8,551    GAAP Earnings Per ShareNon-GAAP Adjusted EPS  $1.61$0.83  $0.44$0.74      ($0.30)$0.22  ($0.17)$0.23    Gross Margin  53.4%  51.4%      57.6%  55.0%    Adjusted EBITDAS  $61,456  $57,008      $30,564  $28,985    Free Cash Flow  $34,322  $38,896      $34,322  $38,896    Cash  $227,641  $74,096      $227,641  $74,096    Debt  $132,500  $92,500      $132,500  $92,500

Driving Future Growth

- Net cash balance of ~$85 million plus $125 million credit facility will provide over $175 million of available capital to deploy

Internal Investments:
- **Oncology, NanoKnife Platform**
- **Thrombus Management, AngioVac**
- Selective investments in Core and Vascular Access categories

External Investments:
- **M&A and Licensing for acquiring innovative assets**
- Opportunistic share repurchase and debt paydown

- Portfolio optimization will remain a priority; continued execution across entire product portfolio
- Sustained focus on operational excellence and appropriate balance sheet stewardship

AngioVac Cannula and Circuit | BioFlo | NanoKnife | RADIADYNE REDEFINING PATIENT MONITORING | Solero Microwave Tissue Ablation System | VenaCure EVLT

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angiodynamics

FY 2020 Guidance  Revenue $280m - $286mAdjusted EPS $0.25 - $0.30Gross Margin 58% - 59%

 GAAP to Non-GAAP Reconciliation

 Reconciliation of GAAP to Non-GAAP Net Income and EPS – Actual    Amounts in thousands  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for May 31, 2019. For May 31, 2018, the effective tax rate i) has been calculated using a blended rate of 30.62% for the year ended May 31, 2018 due to the enactment of the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21%; ii) excludes the benefit recorded in Q3 fiscal 2018 resulting from remeasurement of the Company's deferred tax assets from the Act; iii) tax effects the non-GAAP adjustment shown above and iv) assumes the Company does not have a valuation allowance on its U.S deferred tax assets.

 Reconciliation of GAAP to Non-GAAP Net Income and EPS – Pro Forma    Amounts in thousands  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for May 31, 2019. For May 31, 2018, the effective tax rate i) has been calculated using a blended rate of 30.62% for the year ended May 31, 2018 due to the enactment of the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21%; ii) excludes the benefit recorded in Q3 fiscal 2018 resulting from remeasurement of the Company's deferred tax assets from the Act; iii) tax effects the non-GAAP adjustment shown above and iv) assumes the Company does not have a valuation allowance on its U.S deferred tax assets.

 Reconciliation of Net Income to EBITDAS to Adjusted EBITDAS – Actual  Amounts in thousands

 Reconciliation of Net Income to EBITDAS to Adjusted EBITDAS – Pro Forma  Amounts in thousands

 Growth through  Focus Execution Accountability